[SUBURBAN PROPANE LOGO]                                            NEWS RELEASE
                                                      Contact: Robert M. Plante
                                       Vice President & Chief Financial Officer
                                          P.O. Box 206, Whippany, NJ 07981-0206
                                                            Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

  SUBURBAN PROPANE PARTNERS, L.P. DECLARES QUARTERLY DISTRIBUTION OF $0.6125
              PER COMMON UNIT FOR FISCAL 2006 SECOND QUARTER

WHIPPANY, NEW JERSEY, APRIL 20, 2006 -- Suburban Propane Partners, L.P.
(NYSE:SPH), a nationwide marketer of propane gas, fuel oil and related products and services, today announced its Board of Supervisors declared a quarterly distribution of $0.6125 per Common Unit for the three months ended March 25,
2006. The distribution equates to $2.45 per Common Unit annualized and is payable on May 9, 2006 to Common Unitholders of record as of May 2, 2006.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey,
Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.

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